As filed with the Securities and Exchange Commission on May 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GraniteShares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See list below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Broadway, 24th floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Shares of Beneficial Interest	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

This Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214796

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of the GraniteShares Autocallable HOOD ETF and GraniteShares Autocallable PLTR ETF each a series of GraniteShares ETF Trust (the “Trust”). An application for the listing of the shares of each series has been filed with and approved by the NASDAQ Stock Market LLC. A description of the shares is contained in the relevant Prospectus, which is part of the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File Nos. 333-214796; 811-23214) filed with the Securities and Exchange Commission on January 13, 2026 (Accession No. 0001493152-26-001963). Such description is incorporated by reference herein. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Numbers
GraniteShares Autocallable HOOD ETF	41-4925198
GraniteShares Autocallable PLTR ETF	41-4886916

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Registrant’s Certificate of Trust dated November 7, 2016, as filed with the State of Delaware on November 7, 2016, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on November 23, 2016.

2	Registrant’s Declaration of Trust dated November 21, 2016, is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the SEC on November 23, 2016.

3	Registrant’s By-Laws dated March 16, 2017 are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the SEC via EDGAR on May 5, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 13, 2026

GraniteShares ETF Trust

By:	/s/ William Rhind
Name:	William Rhind
Title:	President